EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                                         Three months ended
                                                            September 30,
                                                            -------------

                                                         2000             1999
                                                         ----             ----

Net Income                                           $  856,000       $  673,000
                                                     ----------       ----------
Average shares outstanding                            1,787,953        2,122,658
                                                     ----------       ----------
Basic earnings per share                             $     0.48       $     0.32
                                                     ----------       ----------

Net Income                                           $  856,000       $  673,000
                                                     ----------       ----------
Average shares outstanding                            1,787,953        2,122,658
Net effect of dilutive stock options                     46,537            2,656
                                                     ----------       ----------
Total shares outstanding                              1,834,490        2,125,314
                                                     ----------       ----------
Diluted earnings per share                           $     0.47       $     0.32
                                                     ==========       ==========



                                                          Six months ended
                                                            September 30,
                                                            -------------

                                                         2000             1999
                                                         ----             ----

Net Income                                           $1,663,000       $1,257,000
                                                     ----------       ----------
Average shares outstanding                            1,799,301        2,150,171
                                                     ----------       ----------
Basic earnings per share                             $     0.92       $     0.58
                                                     ----------       ----------

Net Income                                           $1,663,000       $1,257,000
                                                     ----------       ----------
Average shares outstanding                            1,799,301        2,150,171
Net effect of dilutive stock options                     22,151           11,145
                                                     ----------       ----------
Total shares outstanding                              1,821,452        2,161,316
                                                     ----------       ----------
Diluted earnings per share                           $     0.91       $     0.58
                                                     ==========       ==========


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